EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert Rudman, President and Chief Executive Officer of SmarTire Systems Inc., and Jeff Finkelstein, Chief Financial Officer of SmarTire Systems Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report on Form 10-QSB of SmarTire Systems Inc. for the three-month period ended April 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SmarTire Systems Inc.
Dated: June 10, 2004

/s/ Robert Rudman
Robert Rudman
President and Chief Executive Officer,
SmarTire Systems Inc.

/s/ Jeff Finkelstein
Jeff Finkelstein
Chief Financial Officer,
SmarTire Systems Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SmarTire Systems Inc. and will be retained by SmarTire Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.